UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2016

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 7, 2016, International Transmission Company’s ("ITCTransmission") projected network rate of $2.856 per kW/month, Michigan Electric Transmission Company, LLC’s ("METC") projected network rate of $2.8729 per kW/month, and ITC Midwest LLC’s ("ITC Midwest") projected network rate of $9.973 per kW/ month, for the period from January 1, 2017 through December 31, 2017, were reposted by the Midcontinent Independent System Operator, Inc. to reflect the Federal Energy Regulatory Commission’s ("FERC") September 28, 2016 Order on the MISO Transmission Owner’s Return on Equity in Docket No. EL14-12. The revised rates are based on ITCTransmission’s, METC’s, and ITC Midwest’s Attachment O rate formulae using each company’s respective projected net revenue requirement and load, in accordance with the FERC’s approvals in Docket No. ER16-208.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

October 12, 2016	By:	/s/ Christine Mason Soneral

Name: Christine Mason Soneral
Title: Senior Vice President and General Counsel